UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

CACHE, INC.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0 -10345 (Commission File Number)	59 -1588181 (IRS Employer Identification No.)

1440 Broadway New York, New York 10018 (Address of principal executive offices and zip code)

(212) 575-3200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of Cache, Inc. (the “Company”) was held on May 19, 2011, at which the following matters were submitted to a vote of the shareholders.

PROPOSAL NO. 1.  To elect five named nominees as directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

In accordance with the results below, the following individuals were re-elected as directors of the Company and received the number of votes set opposite their respective names.

Director	Votes For	Votes Withheld	Broker Non-Votes
Andrew M. Saul	8,483,574	1,325,211	1,188,034
Thomas E. Reinckens	8,756,574	1,052,211	1,188,034
Gene G. Gage	9,027,735	781,050	1,188,034
Arthur S. Mintz	9,018,259	790,526	1,188,034
Morton J. Schrader	8,715,348	1,093,437	1,188,034

PROPOSAL NO. 2. To ratify the appointment of Mayer Hoffman McCann CPAs, as the independent public accounting firm of the Company for the fiscal year ending December 31, 2011.

In accordance with the results below, the appointment of Mayer Hoffman McCann CPAs was ratified and approved.

Votes For	Votes Against	Abstentions
10,960,359	35,198	1,262

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHE, INC.

Date: May 20, 2011	/s/ Margaret Feeney
Margaret Feeney
Executive Vice President and Chief Financial Officer